Exhibit (j)(3)

SPECIAL CUSTODY ACCOUNT AGREEMENT

AGREEMENT dated _______________, among ACAP Strategic Fund, a trust organized under the laws of the State of Delaware (the “Customer”), THE BANK OF NEW YORK MELLON (the “Custodian”), a bank chartered under the laws of the State of New York, and CREDIT SUISSE SECURITIES (USA) LLC, a Delaware limited liability company registered as a broker and dealer in securities pursuant to the Securities Exchange Act of 1934 (“CSSU”).

WHEREAS, Customer is an investment company registered under the Investment Company Act of 1940, and desires to establish a securities trading account with CSSU in order to effect purchases and sales of securities (including “Short Sales,” as hereinafter defined) consistent with its authorized investment objectives and policies, as the same may be amended or modified from time to time; and

WHEREAS, Custodian is a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 and maintains a custodian account on behalf of Customer (“Custodian Account’) in which it holds, or to which it has credited, securities, cash and other assets owned by Customer; and

WHEREAS, CSSU is a member of the Securities Investor Protection Corporation and the New York Stock Exchange Inc., as well as various other national securities exchanges, and carries and services accounts for customers, including customers which are investment companies, provides prime brokerage services, executes orders to purchase and sell securities, including Short Sales, and lends or arranges for loans of securities to or on behalf of customers to facilitate Short Sales; and

NOW, THEREFORE, in consideration of the mutual covenants herein, and for other good and valuable consideration, be it agreed as follows:

1.	As used herein, the following terms have the following meanings:

“Adequate Margin” in respect of transactions in securities shall mean such Eligible Collateral (as hereinafter defined) as is adequate under applicable laws, rules and regulations (including Regulation T of the Board of Governors of the Federal Reserve System and Rule 431 of the New York Stock Exchange Inc.) and the internal policies of CSSU. For purposes hereunder, eligible collateral shall be valued by CSSU in a commercially reasonable manner.

“Advice from CSSU” or “Advice” shall mean a notice sent by CSSU to Customer and Custodian in writing or transmitted by a facsimile sending device and which is reasonably believed by Customer and/or Custodian in good faith to be signed, sent or provided by a person designated by CSSU as authorized to give an Advice, except that, in connection with Advice(s) to Customer only Advice(s) (i) for the deposit of Eligible Collateral as Adequate Margin, whether requesting initial or maintenance
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margin, or (ii) to the effect that Customer has defaulted pursuant to the terms of Section 9 hereof, may be given orally. In the event of a purchase or sale transaction, including a Short Sale, or a Covering Transaction, the Advice from CSSU shall mean a standard confirmation in use by CSSU and sent or transmitted to Customer. With respect to substitutions or releases of Collateral, Advice from CSSU means a written notice signed by a person authorized by CSSU and sent or transmitted to Custodian. When used herein, the term “Advise” shall refer to the issuance of a communication constituting an Advice from CSSU. An authorized person of CSSU will certify to Custodian the names and signatures of those persons authorized to issue Advices from CSSU with respect to substitution or releases of Collateral, which certification may be amended from time to time.

“Collateral” means (i) the Special Custody Account, (ii) any cash, securities or other property (including Eligible Collateral) held in or credited to the Special Custody Account and any security entitlement in respect thereof, (iii) any cash, securities or other property (including Eligible Collateral) which Customer has Instructed Custodian to transfer to the Special Custody Account (other than any such cash, securities or other property that has subsequently been transferred to Customer’s Custodian Account pursuant to an Advice of CSSU) and (iv) all proceeds of any of the foregoing received by the Custodian and held in or credited to the Special Custody Account.

“Covering Transaction” is a transaction in which identical securities, i.e., securities of the same issuer, issue, class and number of shares, as were previously sold short by Customer are purchased for Customer’s account by CSSU, or in which Customer delivers to CSSU securities identical to securities that were previously sold short by Customer.

“Customer Insolvency” means that (a) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the “Bankruptcy Law”) of any jurisdiction adjudicating the Customer insolvent; or (b) the Customer has petitioned or applied to any tribunal for, or consented to, the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect; or (c) any such petition or application has been filed, or any such proceedings
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commenced, against the Customer, or (d) any order for relief has been entered against the Customer under the Bankruptcy Law of the United States or any other jurisdiction.

“Eligible Collateral” shall mean (a) U.S. Treasury securities; (b) U.S. “margin securities” (as defined in Section 220.2 of Regulation T) and (c) U.S. securities convertible or exchangeable into, or warrants or rights to subscribe to or purchase, securities which have been sold short, within 90 days, without restriction other than the payment of money, which are held by Custodian in the Special Custody Account, all as may be deemed by CSSU, in its discretion, to be acceptable.

“Instructions from Customer” or “Instructions” means a request, direction or certification in writing signed in the name of Customer and delivered to Custodian or transmitted by a facsimile sending device and which is reasonably believed by Custodian in good faith to be signed by a person designated by Customer as authorized to give an Instruction. Customer will certify to Custodian the names and signatures of those persons authorized to issue Instructions from Customer, which certification may be amended in writing from time to time. Customer has entered into an Investment Management Agreement dated December 8, 2009 with SilverBay Capital Management LLC (the “Adviser”) an investment adviser registered as such under the Investment Advisers Act of 1940. The persons authorized to sign Instructions from Customer, as certified to CSSU, may include officers or duly authorized employees of Adviser. When used herein, the term “Instruct” shall refer to the issuance of a communication constituting an Instruction from Customer.

“Short Sale” shall mean the sale by Customer of securities which Customer does not own, and which is consummated by the delivery of securities borrowed from or through the facilities of CSSU, in accordance with the provisions of Regulation T, particularly Sections 220.10 and 220.12 thereof.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

2.	CSSU, upon receipt from Customer of a duly executed Customer Agreement entered into between Customer and CSSU and annexes thereto (the “Customer Agreement) and such other documents as may be required, shall open an account on its books in the name of Customer for purposes of effecting the securities transactions contemplated by this Special Custody Account Agreement (this “Agreement”).
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(a)	Custodian shall open a separate custody account in the name of CSSU on its books entitled “Special Custody Account for CREDIT SUISSE SECURITIES (USA) LLC” (referred to herein as the “Special Custody Account”), and shall hold Collateral therein for CSSU pursuant to the terms of this Agreement. Collateral held by Custodian in the Special Custody Account shall be released by Custodian only in accordance with this Agreement. Custodian agrees to release Collateral held in the Special Custody Account to Customer or to a third party from the pledge hereunder only in accordance with an Advice from CSSU received by Custodian. Customer can substitute or exchange the Collateral in the Special Custody Account only after Customer Instructs Custodian to make the contemplated substitution or exchange and CSSU Advises Custodian that such substitution or exchange is acceptable to CSSU. Customer hereby grants a continuing security interest to CSSU in the Collateral to secure its obligations to CSSU in connection with this Agreement and the Customer Agreement or any transactions contemplated thereunder and hereby (collectively, the “Secured Obligations”). The parties hereto acknowledge and agree that Custodian is not a party to, nor bound by, and shall be deemed to have no knowledge of the terms of the Customer Agreement and that Custodian shall have no responsibility for the creation, validity, priority, perfection or enforceability of any security interest in the Collateral granted by Customer to CSSU, except for the performance of its obligations under this Agreement. The parties hereto further acknowledge and agree that CSSU is not a party to, nor bound by, and shall be deemed to have no knowledge of the terms of the Custodian Agreement.

(b)	Customer hereby represents to CSSU that it is an investment company registered under the Investment Company Act of 1940.

(c)	Custodian hereby represents to Customer and CSSU that (i) it is a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 and (ii) it has equity capital in excess of $500,000,000.

(d)	Each of Custodian, Customer and CSSU agree that (i) with respect to all property (other than cash) now or hereafter held, credited or carried by, in or to the Special Custody Account, the Special Custody Account constitutes a “securities account” (within the meaning of Section 8-501(a) of the UCC and all property now or hereafter held, credited or carried by, in or to the credit of the Special Custody Account (other than cash) shall be treated as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC, (ii) Custodian hereby represents that it is acting in its capacity as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) with respect to all property (other than cash) now or hereafter held, credited or carried by, in or to the Special Custody Account, and (iii) the securities intermediary’s jurisdiction (within the meaning of 8-110(e) of the UCC) with respect to the Special Custody Account, and any
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security entitlement in respect of financial assets held therein or credited thereto is the State of New York.

(e)	Each of Customer, Custodian and CSSU agree that with respect to cash deposited in or credited to the Special Custody Account relating to such Agreement (i), the Special Custody Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, (ii) Custodian hereby represents that it shall be acting as a “bank” with respect to a “deposit account”) (as defined in Section 9-102 of the UCC) and (iii) the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) with respect to the Special Custody Account, and any cash held therein or credited thereto, is the State of New York.

(f)	For the avoidance of doubt, Custodian does not hold the Collateral as escrow agent.

(g)	Custodian agrees that it will comply with entitlement orders contained in an Advice of CSSU without further consent of Customer. Customer hereby consents to such agreement.

(h)	Custodian acknowledges and agrees that any delivery of Collateral to CSSU does not and will not require the payment of money or value.

(i)	Customer acknowledges and agrees that all Collateral held in the Special Custody Account is subject to and secures all obligations to CSSU arising under the Customer Agreement, including any transactions contemplated thereunder.

(j)	Customer and Custodian each represent that they are not affiliated with one another.

3.	In the event that Customer shall effect a Short Sale, Customer shall give Instructions to Custodian to transfer from the Custodian Account to the Special Custody Account (and identify on Custodian’s books and records as pledged to CSSU) such Eligible Collateral as shall be necessary to equal or exceed the amount CSSU shall Advise is necessary to constitute Adequate Margin, or such greater amounts as Customer shall otherwise from time to time Instruct by the date set forth in the Advice from CSSU, provided however that, notwithstanding the preceding sentence, proceeds from Short Sales shall be retained by Customer in a margin account maintained for Customer at CSSU. It is understood that Custodian, at no time, has any responsibility, duty or obligation for determining whether the Collateral transferred to the Special Custody Account constitutes Eligible Collateral eligible for deposit to the Special Custody Account or whether the value of Collateral is equal in value to Adequate Margin.

4.	Customer shall Instruct Custodian to transfer to and maintain in the Special Custody Account such Eligible Collateral as CSSU shall, from time to time, Advise Customer is necessary to constitute Adequate Margin. Custodian shall not
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be required to make any determination as to whether Eligible Collateral in the Special Custody Account constitutes Adequate Margin.

5.	(a) Upon the written request of Customer, CSSU shall Advise Custodian and Customer of any Collateral in the Special Custody Account which may be in excess of Adequate Margin. Such excess shall be transferred, upon Custodian’s receipt of Advice from CSSU, from the Special Custody Account to the Custodian Account and, upon request of Customer, CSSU agrees to so Advise Custodian. Except for Custodian’s performance of its obligations hereunder, it is understood that Custodian at no time has any duty, obligation or responsibility to determine whether Adequate Margin is maintained in the Special Custody Account or to require or request CSSU to provide the Advice from CSSU set forth in the immediately preceding sentence or for determining whether CSSU should or should not provide any such Advice.

(b) Until such time, if any, that Custodian shall receive an Advice from CSSU in accordance with Section 9 hereof, certifying that all necessary conditions precedent to CSSU’s right to receive the Collateral free of payment have occurred, Custodian shall credit to the Custodian Account any cash dividends (except cash dividends paid or payable in respect of the total or partial liquidation of an issuer) or interest paid with respect to the securities held in the Special Custody Account and received by Custodian. After Custodian’s receipt of such Advice from CSSU, Custodian shall pay such dividends and interest as Advised by CSSU. Custodian will notify Customer of any corporate actions with respect to Collateral and will act on Customer Instructions with respect thereto without any requirement for an Advice from CSSU as to such action prior to Custodian receiving Advice from CSSU in accordance with Section 9 hereof; provided, however, that Custodian will not release any Collateral from the Special Custody Account except upon receipt of and as provided in an Advice from CSSU.

6.	Customer represents and warrants to CSSU on an ongoing and continuous basis that: (a) securities included at any time in the Special Custody Account shall be either book-entry securities or registered in street name and in good deliverable form in accordance with the requirements of such exchanges or markets as may be the primary market or markets for such securities; (b) Customer has full authority to enter into and perform this Agreement and the transactions contemplated herein and in the Customer Agreement, and no further regulatory approvals are needed to enable Customer to do so; and (c) any securities and other assets credited to the Special Custody Account are free and clear of any liens or encumbrances of Custodian or Customer or known to Custodian or Customer (other than those granted herein or in the Customer Agreement).

7.	Custodian will maintain accounts and records for the Collateral and will hold the Collateral in, and credit the Collateral to, the Special Custody Account as securities intermediary of CSSU, with respect to securities, and as a bank, with respect to cash, separate from any other property of Customer in the custody of Custodian under the Custodian Agreement and separate from any other property
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in which CSSU or Custodian has an interest, except that securities may be held in Custodian’s account for the exclusive benefit of customers of Custodian at any clearing agency. Custodian represents, acknowledges and agrees that (a) the Collateral will not be subject to any lien, charge, security interest or other right or claim of any kind of the Custodian or any person claiming through the Custodian other than the security interest granted to CSSU herein or in the Customer Agreement, and the Custodian hereby waives and releases all liens, encumbrances, claims and rights of setoff that it may now or hereafter have against any Collateral, including but not limited to any statutory liens, and (b) it will not assert any such lien, encumbrance, claim or right against the Collateral.

8.	Customer hereby agrees for the benefit of Custodian that it shall not instruct Custodian to credit to the Special Custody Account any securities which are not fully paid for or which are otherwise encumbered.

9.	In the event (a) an Event of Default as defined in the Customer Agreement occurs, (b) of Customers Insolvency, (c) of a default by Customer of its obligations to provide and maintain Adequate Margin as herein provided, or (d) upon receiving notice that CSSU can no longer protect Customer’s Short Sale, Customer is unable to make timely delivery to CSSU, in accordance with applicable law, rules and regulations and CSSU’s internal policies, of securities identical to the securities sold short, CSSU shall have the right to give notice (which notice may be by facsimile transmission or hand delivery) to Customer specifying such default or failure to perform or inability to protect, and CSSU may, no sooner than 10 a.m. New York Time on its next business day, convert Customer’s convertible securities or exercise Customer’s rights or warrants, or buy-in any securities as to which said accounts may be short, sell any or all Collateral and give Advice to Custodian to release any Collateral free of payment to CSSU. Custodian shall release Collateral free of payment solely upon Advice from CSSU stating that, pursuant to this Agreement, all necessary conditions precedent to CSSU’s right to receive such Collateral free of payment have occurred. Custodian shall take such actions to release Collateral to CSSU as are requested or instructed in an Advice from CSSU and shall not be required to make any determination as to whether any delivery of Collateral is made in accordance with the provisions the Customer Agreement or the terms and conditions of any other agreement, instrument or document other than this Agreement. Any sales or purchases made by CSSU pursuant to this paragraph may be made according to CSSU’s judgment and may be made at CSSU’s discretion on the principal exchange or other market for such securities, or in the event such principal market is closed, in a manner commercially reasonable for such securities.

10.	Custodian shall be paid as consideration for all services it is to perform pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Customer and Custodian. All such compensation shall be paid by Customer.
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11.	The Custodian’s duties and responsibilities are set forth in this Agreement, and the Custodian shall have no duties, responsibilities or obligations other than those expressly set forth herein. Custodian shall act only upon receipt of an Advice from CSSU regarding release of Collateral. Custodian is not a party to, nor bound by, and shall be deemed to have no knowledge of the terms of the Customer Agreement nor shall it be deemed to have knowledge of the terms and conditions of any other agreement, instrument or document in connection herewith other than this Agreement. Custodian shall not be liable or responsible for anything done or omitted to be done by it in good faith in the absence of negligence and may rely and shall be protected in acting upon any Advice from CSSU, any Instruction from Customer or any other notice, instruction or communication from CSSU which it reasonably believes to be genuine and authorized. Custodian shall not be liable for any and all costs, expenses, damages, liabilities or claims, including attorney’s fees (“Losses”) sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder except those Losses arising out of the negligence or willful misconduct of Custodian. Custodian shall have no liability whatsoever for the action or inaction of any depository. Customer agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a defense of claims; provided that Customer shall not indemnify Custodian for those Losses arising out of Custodian’s negligence or willful misconduct. CSSU agrees to indemnify and defend Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of any action or inaction by Custodian as a result of any Advice or instruction under this Agreement from CSSU or entitlement order of CSSU, including reasonable fees and expenses of counsel incurred by Custodian; provided that CSSU shall not indemnify Custodian for those Losses arising out of Custodian’s negligence or willful misconduct. The foregoing indemnities shall be a continuing obligation of Customer and CSSU, their respective successors and assigns, notwithstanding the termination of this Agreement.

12.	Customer agrees to indemnify and hold harmless CSSU from all claims and liabilities, damages, losses, expenses (including but not limited to attorneys and accountants fees and expenses) and deficiencies (“Losses”) incurred by or arising to CSSU in connection with the performance of this Agreement, the Customer Agreement and the transactions contemplated hereby and thereby, except such as may be attributable to CSSU’s own negligence, bad faith or willful misconduct or reckless disregard of its duties hereunder. CSSU shall have no liability whatsoever for any special, indirect, punitive or consequential damages. This indemnity shall be a continuing obligation of Customer and its successors and assigns, notwithstanding the termination of this Agreement.

13.	Neither Custodian nor CSSU shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or
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caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunction of utilities, computer (hardware or software) or communications service, accidents, labor disputes, acts of civil or military authority or governmental actions, it being understood that Custodian or CSSU shall endeavor to resume performance as soon as practicable under the circumstances.

14.	Custodian will confirm via SWIFT message (or any other method as agreed to by Custodian and CSSU from time to time) to CSSU all pledges, releases or substitutions of Collateral. Custodian will also advise CSSU upon request, at any time, of the kind and amount of Collateral maintained in the Special Custody Account. In addition, Custodian will make available to CSSU and Customer (via access to Custodian’s web browser), a daily statement of assets maintained in the Special Custody Account by the business day after the business day to which such statement relates.

15.	This Agreement shall be subject to the provisions of the Custodian Agreement insofar as this Agreement governs the respective rights and obligations of Customer and Custodian with respect to the Special Custody Account; provided, however, that insofar as the rights of CSSU are concerned, this Agreement shall supersede the Custodian Agreement.

16.	Customer represents and warrants that the Collateral will not be subject to any liens or encumbrances other than those granted herein or in the Customer Agreement.

17.	This Agreement may be terminated (i) by CSSU at any time upon written notice signed by CSSU to the Custodian with a copy to the Customer, (ii) by the Customer upon 30 days prior written notice to Custodian signed by Customer accompanied by the written consent of CSSU , which consent will not be unreasonably withheld in the event the Special Custody Account holds Adequate Margin (as determined in CSSU’s discretion acting in a commercially reasonable manner), and (iii) by the Custodian upon 30 days’ prior written notice to the other parties. If this Agreement is terminated pursuant to clause (i) or (ii), the Custodian shall transfer all Collateral credited to the Special Custody Account to the Custodian Account. If the Custodian terminates this Agreement pursuant to clause (iii), the Custodian will transfer all Collateral credited to the Special Custody Account as directed in an Advice from CSSU. CSSU agrees with the Customer to provide a written notice of termination of this Agreement to the Custodian within a reasonable time after all of the Customer’s obligations under the Customer Agreement have been paid in full and the Customer Agreement has been terminated.

18.	Written communications hereunder shall be, as required or authorized herein, hand delivered, sent via facsimile or mailed first class postage prepaid, except that
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written notice of termination shall be sent by certified mail, return receipt requested, addressed:

(a)	if to Custodian, to:

(b)	if to Customer, to:

(c)	if to CSSU, to:	CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, New York 10010
Attn: Edward McAlea
Telephone (212) 325-0101
Facsimile (212) 743-1374

With a copy to:

CREDIT SUISSE SECURITIES (USA) LLC
One Madison Avenue
New York, New York 10010
Attn: Mark Stappenbeck
Telephone (212) 538-5204
Facsimile (212) 538-1760

19.	IT IS UNDERSTOOD AND AGREED THAT IN THE EVENT OF THE BANKRUPTCY OR INSOLVENCY OF CSSU, THE COLLATERAL LIKELY WILL BE VIEWED AS PART OF THE ESTATE OF CSSU AND INCLUDED IN THE POOL OF CUSTOMER PROPERTY AVAILABLE TO SATISFY THE CLAIMS OF ALL CUSTOMERS OF CSSU ON A PRO RATA BASIS.

20.	This Agreement will be governed by and construed in accordance with the laws of the State of New York, including, but not limited to, the New York Uniform Commercial Code, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

21.	No amendment of this Agreement shall be effective unless in writing and signed by an authorized officer of each of the parties hereto.

22.	This Agreement may be executed in one or more counterparts all of which together shall constitute but one and the same instrument.

23.	Unless the parties otherwise agree in writing when any dispute arises, any litigation must be instituted in the United States District Court of the State of New
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York or the Supreme Court of the State of New York for the County of New York. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such courts. Each party hereby agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

24.	Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement.

25.	Each party hereto, to the fullest extent permitted by applicable law, irrevocably waives with respect to itself and its revenues and assets (irrespective of their use or intended use) all immunity on the grounds of sovereignty or similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance, or recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any actions or proceedings in such courts, and irrevocably agrees that it will not claim such immunity in any such actions or proceedings.

26.	A party to this Agreement may not assign its rights hereunder or any interest herein without the prior written consent of the other parties to this Agreement; provided, however, that CSSU may assign its rights hereunder or any interest herein to any affiliate and otherwise on thirty days prior written notice to an unaffiliated entity.

27.	This Agreement is subject to all applicable laws, rules and regulations. If any provision of this Agreement is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Agreement will continue and remain in full force and effect. This Agreement will when executed and delivered by each of CSSU, Custodian and Customer constitutes a legal, valid and binding obligation of each party subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally.
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CUSTOMER:

By:	/s/
Name:
Title:

THE BANK OF NEW YORK MELLON:

By:	/s/
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC:

By:	/s/
Name:
Title:
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